Exhibit T3A.55
SECOND RESTATED
CERTIFICATE OF INCORPORATION OF
THE CIT GROUP/VENTURE CAPITAL, INC.
     The undersigned corporation has executed and is filing this Second Restated Certificate of Incorporation for the purpose of amending and restating the Restated Certificate of Incorporation of the corporation under Section 14A:9-5 of the New Jersey Business Corporation Act, as follows:
     FIRST: The name of the corporation is The CIT Group/Venture Capital, Inc.
     SECOND: This corporation is organized for the purpose of engaging in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.
     THIRD: The aggregate number of shares that this corporation shall have authority to issue is Ten Thousand (10,000) shares without nominal value or par value.
     FOURTH: The address of this corporation’s registered agent is 820 Bear Tavern Rd West, Trenton, New Jersey, 08628, and the name of the corporation’s registered agent as such address is The Corporation Trust Company.
     FIFTH: The number of directors constituting the current board is three (3), and the names and addresses of the persons who are serving as such directors are:

Albert R. Gamper, Jr.	1 Tyco Drive, Livingston, NJ, 07039

Joseph M. Leone	1 Tyco Drive, Livingston, NJ, 07039

J. Brad McGee	1 Tyco Drive, Livingston, NJ, 07039
     SIXTH: The period of existence of the corporation is perpetual.

     SEVENTH: A director or officer of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of the law, or (c) resulting in receipt by such person of any improper personal benefit.
     EIGHTH: This Second Restated Certificate of Incorporation shall become effective as of the date of filing.
     IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been signed this 10th day of December, 2001.

THE CIT GROUP/VENTURE CAPITAL, INC.
/s/ Robert J. Ingato
Robert J. Ingato
Executive Vice President